Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into this 31st day of December 2024 (the "Agreement") by and between Helbiz Holdings, Inc. ("HH") and Palella Holdings LLC (the "Purchaser").

WHEREAS, HH owns one hundred percent (100%) of the issued and outstanding ordinary shares of Helbiz Europe Limited and Micromobility.com Italia S.r.l. (the "Shares") as of the date hereof; and

WHEREAS, conditioned on the approval of of the Supreme Court of the State of New York for the County of New York in the action captioned Bernheim Investment Fund SICAV v. micromobility.com, Inc., Index No. 158212/2024 (or another court of competent jurisdiction), or waiver by Bernheim Investment Fund SICAV and Copernicus Holding SA (the “Copernicus Waiver”), Helbiz Europe Limited shall transfer one hundred percent (100%) of the issued and outstanding shares of Helbiz Doo, an entity formed under the laws of Serbia to HH’s parent, micromobility.com Inc. (“MCOM”), or HH (at HH’s sole discretion). Such transfer shall be referred to as the “Doo Transfer”; and

WHEREAS, immediately following the Doo Transfer, the Purchaser desires to purchase from HH, and HH desires to sell to the Purchaser, the Shares

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, each of the Purchaser and HH agree as follows:

ARTICLE I

SALE OF THE SHARES

Section 1.1 Assignment of Helbiz DOO shares and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement and subject to receiving the Copernicus Waiver, HH shall: (i) transfer the Helbiz DOO shares to MCOM and (ii) sell, transfer and assign to the Purchaser and the Purchaser agrees to purchase from HH the Shares, for an aggregate purchase price of $100,000.00 in the form of a reduction of debt owed to Purchaser by MCOM (the "Purchase Price").

Section 1.2 Sale of Assets. Within 15 business days following the assignment of the Helbiz DOO shares and the sale of the Shares, MCOM shall transfer all rights, title and interest in all Helbiz brands currently owned by MCOM including, but not limited to: (i) the Helbiz platforms, (ii) all intellectual property owned by MCOM including patents and trademarks related to Helbiz and (iii) any trade secrets and related data, as well as any internally produced material by MCOM (including its subsidiaries) concerning Helbiz. Lastly, within 180 days of the assignment of the Helbiz DOO shares and the Sale of the Shares, MCOM shall take all necessary steps to rebrand any remaining assets by removing all Helbiz names and likenesses, so that the Purchaser may use the Helbiz brand without restriction.

ARTICLE II

CLOSING AND DELIVERY

Section 2.1 Closing Date. Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the "Closing") shall be held on the day following the satisfaction of the conditions in Section 1.1 (the "Closing Date"). The Closing shall take place at the offices of Ortoli Rosenstadt LLP, or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto.

Section 2.2 Delivery at Closing; At the Closing:

(a) HH shall deliver to the Purchaser evidence satisfactory to Purchaser that the Shares have been transferred to the Purchaser; and

(b) The Purchaser shall reduce the debt owed by MCOM to Purchaser by $100,000.00 in the form satisfactory to MCOM’s CEO.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
HH

Except as set forth under the corresponding section of the disclosure schedules (the "Disclosure Schedules"), HH represents and warrants to the Purchaser that:

Section 3.1 Ownership of Shares. Subject to any rights held by Copernicus, HH is the lawful, record and beneficial owner of the Shares, free and clear of all liens, pledges, security interests, charges, equities, options, proxies, voting restrictions, rights of first refusal, encumbrances, restrictions (other than restrictions arising under applicable securities laws) and claims of every kind and character ("Encumbrances") as of the Closing. The delivery to the Purchaser of the Shares in accordance with the terms and provisions of this Agreement will transfer to the Purchaser valid title thereto, free and clear of any and all Encumbrances.

Section 3.2 Authorization. HH has all requisite legal right, power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Principal Stockholders and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Principal Stockholders, and assuming the due execution and delivery of this Agreement by the Purchaser, constitutes the valid and binding obligation of the Principal Stockholders, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3 Consents and Approvals; No Violations.

(a) Except as set forth in Section 1.1 of this Agreement, the execution, delivery and performance of this Agreement by the Principal Stockholders and the consummation by the Principal Stockholders of the transactions contemplated by this Agreement do not and will not require on the part of the Principal Stockholders any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental agency or authority, domestic or foreign (a "Governmental Authority") or any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity (including a Governmental Authority) (a "Person").

(b) Except as set forth in Section 1.1 of this Agreement, the execution, delivery and performance of this Agreement by the Principal Stockholders and the consummation by the Principal Stockholders of the transactions contemplated by this Agreement do not and will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which the Principal Stockholders are a party or to which it or any of its properties or assets is subject or result in the creation of any Encumbrance on any of its properties or assets.

Section 3.4 [Intentionally Omitted]

Section 3.5 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of the Principal Stockholders is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

Section 3.6 Organization; Standing and Power. HH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority required to own, lease and operate its properties and to carry on its business as currently being conducted. Copies of the Certificate of Incorporation and By-laws, corporate minute books, stock certificate books and stock transfer books of HH have heretofore been delivered to the Purchaser and are true, correct and complete. HH is not required to be qualified or licensed in any other jurisdiction as a foreign corporation to conduct its business as currently conducted.

Section 3.7 Capitalization.

(a) The equity of Helbiz Europe Limited included in the Shares constitutes all of the issued and outstanding capital stock of Helbiz Europe Limited. The equity of Micromobility.com Italia S.r.l. included in the Shares constitutes all of the issued and outstanding capital stock of Micromobility.com Italia S.r.l.

(b) There are no outstanding obligations, contingent or otherwise, of Helbiz Europe Limited and Micromobility.com Italia S.r.l. to redeem, purchase or otherwise acquire any capital stock or other securities of such entities.

(c) There are no shareholder agreements, voting trusts or other agreements or understandings to which HH is a party or by which HH is bound relating to the voting of any shares of the capital stock of Micromobility.com Italia S.r.l. or Helbiz Europe Limited.

Section 3.8 Subsidiaries. Helbiz Europe Limited has the subsidiaries found in Schedule 3.8.

ARTICLE IV

REPRESENTATIONS OF THE PURCHASER

The Purchaser represents and warrants to HH as follows:

Section 4.1 Authorization. The Purchaser has all requisite legal right, power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Purchaser, and assuming the due execution and delivery of this Agreement by HH and MCOM, constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights in general and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.2 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by such Purchaser of the transactions contemplated by this Agreement do not and will not require on the part of such Purchaser any permit, approval, order or authorization of, or filing or registration with, or allowance by, or consent of or notification to any Person.

(b) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by such Purchaser of the transactions contemplated by this Agreement do not and will not, with or without the giving of notice or lapse of time, or both, violate, conflict with, result in a breach of, constitute a default under or accelerate the performance required by any of the terms, conditions or provisions of any contract, covenant, agreement or understanding, or any statute, rule, regulation, order, decree, ruling, judgment, arbitration award, law, ordinance or stipulation to which such Purchaser is a party or to which it or any of its properties or assets is subject or result in the creation of any Encumbrance on any of its properties or assets.

Section 4.3 Broker's or Finder's Fees. No agent, broker, firm or other Person acting on behalf of the Purchaser is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

ARTICLE V

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ARTICLE VI

COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 6.1 Public Announcements. HH and the Purchaser shall consult with one another before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties; it being understood that MCOM will be required to disclose such event in a public filing with the U.S. Securities and Exchange Commission.

Section 6.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relate to the consummation of the transactions contemplated by this Agreement.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 7.1 Survival. The representations and warranties of HH contained in Section 3 shall survive the Closing.

Section 7.2 Indemnification by the Principal Stockholders.

(a) Subject to Section 7.1, HH hereby agrees to indemnify, defend, hold harmless, pay or reimburse the Purchaser and their officers, directors, employees, affiliates and representatives (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, obligations, expenses, judgments and other payments (“Damages”) arising out of or relating to:

(i) any breach or inaccuracy of any representation or warranty made by the Principal Stockholders in this Agreement or in the Disclosure Schedules;

(ii) any breach of any covenant, agreement or other obligation of the Principal Stockholders contained in this Agreement; and

(iii) any liabilities for taxes of HH for any federal, state or local tax years (or portions thereof) ending on or prior to the Closing Date.

(b) The Indemnified Parties shall proceed first, but shall not be limited to proceeding, against any amounts held by the Escrow Agent in accordance with the Escrow Agreement to satisfy any claim for Damages indemnified under this Section 7.2 by delivery of an appropriate notice to the Escrow Agent pursuant to the terms of the Escrow Agreement.

(c) The total liability of the Principal Stockholders for Damages of the Indemnified Parties shall be limited to the Purchase Price.

Section 7.3 Right to Indemnification Not Affected by Knowledge or Waiver. The right to indemnification, payment of Damages or other remedy based upon breach of representations, warranties, covenants, agreements or obligations will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, agreement or obligation.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments; No Waivers.

(a) Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Principal Stockholders and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.2 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 8.5 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1. shall be deemed effective service of process on such party. Each party hereto (including its affiliates, agents, officers, directors and employees) irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto has received counterparts hereof signed by all of the other parties. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

Section 8.7 Entire Agreement. This Agreement, the Escrow Agreement and the attached Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 8.8 Captions. The captions are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the its terms and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Third Party Beneficiary. MCOM shall be a third party beneficiary to this Agreement solely with respect to Article III, Article VII and Section 6.1 herein.

Section 8.12 Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the drafts person of this Agreement.

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IN WITNESS WHEREOF, each of the following individuals has caused this Agreement to be signed, and each party that is not an individual has caused this Agreement to be duly executed under seal by its respective authorized officers, all as of the day and year first above written.

Helbiz Holdings Inc.

By: _/s/ Gian Luca Spirano_______________

Name: Gian Luca Spirano

Title: CEO

Micromobility.com (only with respect to Section 2 and Section 8)

By: __/s/ Gianluca Spirano _______________

Name: Gian Luca Spirano

Title: CEO

Purchaser

By:_/s/ Salvatore Palella_________________

Salvatore Palella

CEO

Schedule 3.8

Subsidiaries